EXHIBIT 99.1

Mill City Ventures III, Ltd. Enters into Letter of Intent

to Acquire Mustang Funding, LLC

Minneapolis, December 6, 2022 Accesswire / -- Mill City Ventures III, Ltd. ("Mill City") (Nasdaq: MCVT), a specialty short-term finance and non-bank lender, announced today that it has entered into a non-binding letter of intent for a merger transaction with Mustang Funding, LLC dba Mustang Litigation Funding ("Mustang"), a Delaware limited liability company owning and operating a Minneapolis-based litigation finance business focusing on the long-term capital needs of law firms, plaintiffs and vendors. Mustang has associated offices in Plymouth Meeting, Pennsylvania and Sarasota, Florida. The letter of intent contemplates Mill City's acquisition of Mustang through a legal structure that is to be determined in connection with reaching a definitive agreement, but with the owners of Mustang receiving a sufficient number of shares of Mill City common stock such that they would own 80% of the total number of issued and outstanding shares of Mill City common stock on a post-transaction basis. The letter of intent is non-binding and obligates the parties only to work cooperatively and in good faith for the purpose of negotiating and entering into a definitive agreement governing the transaction.

The letter of intent sets forth certain conditions precedent to any closing of the transaction, and a definitive agreement, if reached, would likely set forth additional customary and negotiated conditions to any such closing. The conditions identified in the letter of intent include the completion of due diligence to the satisfaction of the both parties, a financing-based condition, the consummation of a short-term loan by Mill City to Mustang, the approval of the owners of Mustang and the shareholders of Mill City, together with any related regulatory approvals that may be required, including any required approval by Nasdaq of the continued listing of Mill City common stock after any closing. Any definitive agreement that may be reached is expected to contain other customary and negotiated terms and conditions, and may contain terms and conditions different from those contemplated in the letter of intent.

About Mill City Ventures III, Ltd.

Founded in 2007, Mill City Ventures III, Ltd., is a specialty short-term finance company providing short-term non-bank lending primarily to small businesses, both private and public. Additional information can be found at www.sec.gov or www.millcityventures3.com.

About Mustang Litigation Funding

Founded in 2018, Mustang Funding, LLC dba Mustang Litigation Funding looks for best in class capital solutions for the legal industry through funding law firms, plaintiffs, vendors and other opportunistic legal assets. More information can be found at www.mustangfunding.com

SOURCE: Mill City Ventures III, Ltd.

Forward-Looking Statements and Safe Harbor Notice

All statements other than statements of historical facts included in this press release are "forward-looking statements" (as defined in the Private Securities Litigation Reform Act of 1995). Such forward-looking statements include our expectations and those statements that use forward-looking words such as "projected," "expect," "possibility," "anticipate," or “likely.” Forward-looking statements are based on estimates, assumptions and opinions of management at the time the statements are made. Nevertheless, the outcomes of the matters covered by such forward-looking statements involve significant risks, uncertainties and assumptions. Actual results could differ materially from current expectations or implied results. Investors should carefully read the risk factors set forth in the Company's prospectus contained within the Form S-1 filed with the SEC on April 26, 2022, as amended, subsequent filings and future periodic reports filed with the SEC. All of the Company's forward-looking statements are expressly qualified by all such risk factors and other cautionary statements.

The information set forth herein speaks only as of the date hereof. The Company and its management undertake no obligation to revise these statements following the date of this news release, other than as required by law.